Exhibit 10.21

Confidential Information Package

No.: 20170406-CW-019

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of the 31th day of May, 2017, by and between ARKADOS GROUP, INC., a Delaware corporation, with headquarters located at 211 Warren Street, Suite 320, Newark, NJ 07103 (the “Company”), and the undersigned with principal address set forth on the Purchaser Signature and Subscription Page hereto (the “Purchaser”).

WHEREAS:

A.  The Company and the Purchaser are executing and delivering this Agreement in reliance upon the Regulation S or Regulation D exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or under Section 4(a)(2) of the 1933 Act;

B.   The Purchaser is the holder of that certain Promissory Note issued by the Company to Purchaser on March 17, 2017 in the principal amount of $100,000, as amended on April 20, 2017 (the “Note”), of which approximately $101,932 of principal and interest remains outstanding (calculated as of May 12, 2017);

C.   The Company desires to issue to the Purchaser Offered Units (as defined below) in exchange for the settlement, cancellation and termination of all obligations and rights under the Note, including the payment of any penalties and interest and obligations of the Company, accrued and owing under the Note (collectively, the “Note Obligations”) and a release of all claims related thereto by the Purchaser, as provided herein.

D.  As full and complete settlement of all Note Obligations and in consideration for the fulfillment of the covenants and promises set forth herein, the Company agrees to issue to the Purchaser, upon the terms and conditions set forth in this Agreement, such number of shares of common stock, par value $0.0001 of the Company (the “Common Stock”), set forth on the Purchaser Signature and Subscription Page, as well as a warrant to acquire such equal number of shares of common stock at an exercise price of $0.60 per share (the “Warrant” and the shares of Common Stock issuable upon exercise of the Warrant, collectively, the “Warrant Shares”). Such shares of Common Stock together with the Warrant Shares shall be referred to hereinafter as the “Offered Units”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Closing.

a.   Settlement Issuance. As full and complete settlement of all Note Obligations and in consideration for the fulfillment of the covenants and promises set forth herein, the Company agrees to issue to the Purchaser on the Closing Date (as defined below) the Offered Units (the “Settlement Issuance”). Upon the issuance to the Purchaser of the Offered Units, all Note Obligations shall be deemed fully satisfied and paid in full and the shall terminate immediately thereon. The Purchaser expressly acknowledges and agrees that the Settlement Issuance (a) is the result of good faith negotiations conducted by and between the parties; (b) resolves all claims by the Purchaser relating to the Note Obligations; and (c) constitutes fair and reasonable consideration for the general release of claims set forth below. The Purchaser shall be solely responsible for any federal, state and local taxes due on the Settlement Issuance, and specifically agrees to indemnify and hold the Company harmless for any claims involving federal, state or local taxes resulting from such responsibility.

b.  Closing. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the issuance of the Offered Units pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Daylight Time on or about May 31, 2017, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. On the Closing Date, the Company shall deliver instructions to its transfer agent to issue the Common Stock to Purchaser and shall likewise promptly issue the Warrants accompanying such purchased Common Stock to Purchaser. On or prior to the Closing Date, the Purchaser shall deliver to the Company the original Note for cancellation by the Company; provided, however, the Purchaser hereby acknowledges and agrees that the cancellation, release and extinguishment of the Note shall be effective upon the Closing regardless of whether such original Note is delivered to and cancelled by the Company.

c.   General Release and Waiver.

(i)          Except as expressly set forth in this Agreement, for and in consideration of the mutual covenants set forth herein, which are hereby excluded from and survive this general release and waiver, the Purchaser, on his own behalf, and on behalf of his respective grantees, agents, spouses, children, beneficiaries, successors, attorneys, heirs, devisees, trustees, assigns, attorneys, entities in which the Purchaser has an interest, and any other person claiming through or on behalf of him (collectively, the “Releasing Parties”), hereby fully, irrevocably and unconditionally releases, acquits, and discharges the Company and each of its direct or indirect parents, wholly or majority- owned subsidiaries, affiliated and related entities, predecessors, successors and assigns, partners, privities, and any of its present and former directors, officers, employees, shareholders, partners, agents, alter egos, representatives, attorneys, accountants, insurers, receivers, heirs, executors, administrators, conservators, and all persons acting by, through, under or in concert with it, or any of them (collectively “Released Parties”) from all manner of actions, causes of action, complaints, claims, demands, liens, suits, obligations, controversies, contracts, agreements, promises, charges, penalties, losses, debts, costs, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind, whether in law or in equity, now known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed, latent or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall, or may exist, whether contractual, common law, statutory, federal, state, or otherwise, which the Purchaser or any of the Releasing Parties have or could have against the Company or the Released Parties relating to the Note or the Note Obligations (collectively, the “Released Claims”). The Purchaser and the Releasing Parties hereby acknowledge and agree that, except as expressly set forth in this Agreement, the Released Parties have no other liabilities or obligations, of any kind or nature, owed to the Releasing Parties, in connection with or relating to the Released Claims or otherwise.

(ii)          The Purchaser, on behalf of himself, as well as the Releasing Parties, expressly acknowledges that the releases provided in this Agreement are intended to include in their effect, without limitation, any and all claims, complaints, charges or suits, including those claims, complaints, charges or suits which he does not know or suspect to exist in his favor at the time of execution hereof, which if known or suspected, could materially affect his decision to execute this Agreement. This Agreement contemplates the extinguishment of any such claims, complaints, charges or suits and the Purchaser hereby expressly and knowingly waives and relinquishes any and all rights that he has or might have relating to the Released Claims under California Civil Code §1542 (and under other statutes or common law principles of similar effect) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Purchaser acknowledges that he may hereafter discover facts different from, or in addition to, those which he now believes to be true with respect to the Released Claims above. On his own behalf and on behalf of the Releasing Parties, the Purchaser agrees that the foregoing release and waiver shall be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof, and that this Agreement contemplates the extinguishment of all such Released Claims. By executing this Agreement, the Purchaser acknowledges the following: (a) he is represented by counsel; (b) he has read and fully understands the provisions of California Civil Code §1542; and (c) he has been specifically advised by his counsel of the consequences of the above waiver and this Agreement generally. The Purchaser acknowledges and agrees that this waiver is an essential and material term of this release and the settlement that underlies it and that without such waiver the Agreement would not have been accepted.

2.       Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company, as of the Closing, that:

a.   Investment Purpose. The Purchaser is purchasing the Offered Units for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b.   Accredited Investor Status. The Purchaser (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Offered Units.

c.   Reliance on Exemptions. The Purchaser understands that the Offered Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Offered Units.

d.   Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Offered Units which have been requested by the Purchaser. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company’s most recent Annual Report on Form 10-K for the fiscal year ended May 31, 2016, and most recent Quarterly Report on Form 10-Q for the quarter ended February 28, 2017 (collectively, the “SEC Documents”). The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and to promptly receive answers to those questions. Notwithstanding the foregoing, the Company has not disclosed to the Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Purchaser, or unless Purchaser enters into a non-disclosure agreement with the Company agreeing to maintain the confidentiality of the such information. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Offered Units involves a significant degree of risk.

e.   Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the purchase or sale of the Offered Units.

f.    Transfer or Re-sale. The Purchaser understands that (i) the sale or re-sale of the Offered Units has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Offered Units may not be transferred unless (a) the Offered Units are sold pursuant to an effective registration statement under the 1933 Act, (b) the Purchaser shall have delivered to the Company, at the cost of the Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Offered Units to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (c) the Offered Units are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Offered Units only in accordance with this Section 2(g) and who is an Accredited Investor, (d) the Offered Units are sold pursuant to Rule 144, or (e) the Offered Units are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Purchaser shall have delivered to the Company, at the cost of the Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be reasonably acceptable to the Company; (ii) any sale of such Offered Units made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Offered Units under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Offered Units under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

g.   Legends. The Purchaser understands that the Offered Units may only be sold pursuant to Rule 144, or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold and the shares of Common Stock and the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SECURITIES, AS TO WHICH A PRIOR OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OR TRANSFER AGENT MAY BE REQUIRED.”

The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be reasonably acceptable to the Company so that the sale or transfer is effected.

h.   Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

i.    Investment Risk. Purchaser understands that Purchaser’s investment in the Offered Units constitutes a high risk investment, and involves a high degree of risk, including the risk of loss of the Purchaser’s entire investment.

j.    Residency. The state in which any offer to sell securities hereunder was made to or accepted by the Purchaser is the state shown as the Purchaser’s address contained herein, and Purchaser is a resident of such state only.

3.      Representations and Warranties of the Company. The Company represents and warrants to the Purchaser, except as set forth in the Disclosure Schedule delivered herewith, which disclosures are in incorporated herein by reference, that:

a.   Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Each of the Subsidiaries (as defined below), if any, of the Company is a corporation or other form of business entity duly organized, validly existing and in good standing under the laws of its jurisdiction or organization, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby and thereby and to issue the Offered Units, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Offered Units by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Offered Units) have been duly authorized by the Company’s Board of Directors, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Offered Units, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 600,000,000 shares of Common Stock, $0.0001 par value per share and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding. All of such outstanding shares of capital  stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, except for those disclosed in the Company’s filed reports with the SEC and options that may be issued to executives of the Company (i) there are no other outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or, with the exception of pending obligations to issue incentive options to executive officers of the Company pursuant to employment contracts, no arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries that are not mentioned here, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Offered Units that are not contained here. The Company has made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

d. Issuance of Shares. The Common Stock is duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. No Conflicts. The execution, delivery and performance of this Agreement, the Offered Units by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). There are no required consents, authorizations or orders of, or filings or registrations with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, to issue the Offered Units. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f. SEC Documents; Financial Statements. The Company is subject to the reporting requirements of the 1934 Act. The Company is current on its reporting obligations with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). As of their respective dates, any reports filed within the last fiscal year, as amended, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of such reports, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

g. Absence of Certain Changes. Since February 28, 2017, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no Material Adverse Effect on the Company or any of its Subsidiaries.

h. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

i. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future).

j. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority, nor is the Company subject to any tax investigation by any governmental agency.

k. Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options to officers of the Company, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

l. Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have a Material Adverse Effect.

m. Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Offered Units. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

n. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Offered Units to the Purchaser. The issuance of the Offered Units to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

o. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

p. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since February 28, 2017, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

q. Environmental Matters. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

r. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

s. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

t. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

u. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

v. No Investment Company. The Company is not, and upon the issuance and sale of the Offered Units as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”).

4.      COVENANTS.

a. Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

b. Form D; Blue Sky Laws. Unless it believes it is exempt from any such filings, the Company agrees to file a Form D with respect to the Offered Units as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Offered Units for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

c. Use of Proceeds. The Company shall use the proceeds for general working capital purposes, including legal and accounting expenses related to SEC filings.

d. Listing. The Company will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules to maintain listing on the pink sheets or any equivalent replacement exchange, as applicable.

e. No Integration. The Company shall not knowingly make any offers or sales of any security (other than the Offered Units) under circumstances that would require registration of the securities being offered or sold hereunder under the 1933 Act or cause the offering of the securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

5.      REGISTRATION RIGHTS.

a. As promptly as possible, and in any event on or prior to the date that is seventy four (74) days after the Closing Date (the “Initial Filing Date”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Common Stock and the Warrant Shares issued or issuable pursuant to the Transaction Documents (collectively, the “Registrable Securities”), without taking into account any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the 1933 Act and the 1934 Act) and shall contain (except if otherwise requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Annex B. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 5(a) (the “Initial Registration Statement”), the Company shall file additional Registration Statements (each an “Additional Registration Statement”), as promptly as possible, and in any event on or prior to the Additional Filing Date, successively trying to register on each such Additional Registration Statement the maximum number of remaining Registrable Securities until all of the Registrable Securities have been registered with the SEC.

b. The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within three (3) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Dave and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

c. The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.

d. Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate Purchase Price of the Registrable Securities then held by the Purchaser; provided, however, that the total amount of payments pursuant to this Section 5(d) shall not exceed, when aggregated with all such payments paid to all Purchasers, ten percent (10%) of the aggregate Purchase Price hereunder. The payments to which a Purchaser shall be entitled pursuant to this Section 5(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rated basis for any portion of a month prior to the cure of an Event. All pro-rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro-rated month. Each of the following shall constitute an “Event”:

(i) a Registration Statement is not filed on or prior to its Filing Date or is not declared effective on or prior to its Required Effectiveness Date or does not register all Registrable Securities; provided that if the SEC, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, or prohibits the effectiveness of, a Registration Statement with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use reasonable best efforts;

(ii) except as provided for in Section 5(e) (the “Excluded Events”), after the Effective Date of a Registration Statement, a Purchaser is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Purchaser) for five (5) or more Trading Days (whether or not consecutive);

(iii) except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period; and

(iv) at any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at the termination of the Effectiveness Period, if a Registration Statement is not available for the resale of all of the Registrable Securities and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c); provided, that Event Payments on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii), (iii) and (iv), at any one time; and provided further, that (1) upon the filing of the Registration Statement as required hereunder (in the case of Section 5(d)(i)), (2) upon the effectiveness of a Registration Statement as required hereunder (in the case of Section 5(d)(ii)), (3) upon the resumed trading of the Common Stock (in the case of Section 5(d)(iii)), or (4) upon the resumption of a Purchasers ability to resell the Registrable Securities under an effective Registration Statement or the Company’s satisfaction of the current public information requirement under Rule 144(c) of the Securities Act (in the case of Section 5.1(d)(iv)), Event Payments on the Registrable Securities as a result of such clause shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, no Event Payments shall accrue on any Registrable Securities that are then covered by, and may be sold under, an effective Registration Statement.

e. Notwithstanding anything in this Agreement to the contrary:

(i)       notwithstanding Section 5, the Company, upon written notice to the Purchasers, shall be permitted to suspend the availability of a Registration Statement covering the Registrable Securities for any bona fide reason whatsoever for up to 15 consecutive days (the “Deferral Period”) in any 90-day period without being obligated to pay liquidated damages; provided, that Deferral Periods may not total more than 45 days in the aggregate in any twelve-month period. The Company shall not be required to specify in the written notice to the Purchasers the nature of the event giving rise to the Deferral Period; and

(ii)       the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 5(e) may be exercised for a period of no more than 20 calendar days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 5(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

f. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(i)        Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers who have supplied the Company with email addresses copies of all such documents proposed to be filed (or at the request of one or more Purchasers, only certain sections thereof), which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid.

(ii)       (A) Subject to Section 5(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (C) comply in all material respects with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)      Notify the Purchasers as promptly as reasonably possible, and if requested by the Purchasers, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)     Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(v)      If requested by a Purchaser, provide such Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(vi)     Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchaser may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(vii)     (A) In the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (B) take all steps necessary to cause such Registrable Securities to be approved for listing on each such Trading Market as soon as possible thereafter; (C) provide to each Purchaser evidence of such approval; and (D) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(viii)   Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided , however , that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(ix)      Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may reasonably request.

(x)       Upon the occurrence of any event described in Sections 5(f)(iii), (iv) or (v) , as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(xi)    Cooperate with any reasonable due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information.

(xii)     Comply with all rules and regulations of the SEC applicable to the registration of the Registrable Securities.

(xiii)    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Purchaser or to make any Event Payments set forth in Section 5(c) to such Purchaser that the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit B hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(xiv)    The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(xv)     Not identify any Purchaser as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Trading Market or any Eligible Market and any Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement; provided , however , that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Annex B in the Registration Statement. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the SEC requiring an Purchaser to be named as an underwriter in the Registration Statement (which notwithstanding the reasonable best efforts of the Company is not withdrawn by the SEC) and such Purchaser elects in writing not to be named as a selling stockholder in the Registration Statement, the Purchaser shall not be entitled to any Event Payments with respect to such Registration Statement.

g. Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Section 5 of this Agreement by the Company, including without limitation (i) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market, any required filing with the Financial Industry Regulatory Authority by the  Agents (but not any Purchaser), and in connection with applicable state securities or blue sky laws, (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vi) all listing fees to be paid by the Company to the Trading Market.

h. Indemnification.

(i)        Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (C) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 5(h)(iii) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities or (D) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement, or (2) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(ii)       Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Purchaser in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser in writing expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement (it being understood that the Plan of Distribution set forth on Annex B constitutes information reviewed and expressly approved by such Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(iii)      Conduct of Indemnification Proceedings.

(A) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(B) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed within 45 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(C) All reasonable fees and documented expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

(iv) Contribution. If a claim for indemnification under Section 5(h)(i) or (ii) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(h)(iii), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(h)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(h)(iv), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v) Additional Liability. The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

i.      Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5.2(f)(iii), (iv) or (v), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 5 and elsewhere in this Agreement is predicated upon the Company’s reliance that the Purchaser will comply with the provisions of this subsection.

j.       Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Additional Filing Date” means the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Effective Date of the immediately preceding Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day.

“Additional Registration Statement” has the meaning set forth in Section 5(a).

“Additional Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) sixty (60) days after the Additional Filing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the Additional Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Additional Registration Statement becomes subject to review by the SEC, one hundred and twenty (120) days after the Additional Filing Date, or, if such date is not a Business Day, the next date that is a Business Day.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 5(b).

“Eligible Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB ad OTC Pink quotation systems operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

“Event” has the meaning set forth in Section 5(d).

“Event Payments” has the meaning set forth in Section 5(d).

“Excluded Events” has the meaning set forth in Section 5(d)(ii).

“Filing Date” means the Initial Filing Date and the Additional Filing Date, as applicable.

“Indemnified Party” has the meaning set forth in Section 5(h)(iii)(A).

“Indemnifying Party” has the meaning set forth in Section 5(h)(iii)(A).

“Initial Filing Date” has the meaning set forth in Section 5(a).

“Initial Registration Statement” has the meaning set forth in Section 5(a).

“Initial Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to a full review by the SEC, (a) ninety (90) days after the Closing Date or (b) five (5) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to a full review by the SEC, one hundred and twenty (120) days after the Closing Date, or, if such date is not a Business Day, the next date that is a Business Day.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation reasonable attorneys’ fees.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1934 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” has the meaning set forth in Section 5(a).

“Registration Statement” means each registration statement required to be filed under Article VI, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means the Initial Required Effectiveness Date and the Additional Required Effectiveness Date, as applicable.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Securities” means, collectively, the Common Stock, the Warrants and the Warrant Shares issued to the Purchasers pursuant to this Agreement.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

“Trading Market” means any Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules, exhibits and annexes attached hereto, and the Warrants.

6.

7.     Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue the Offered Units to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.     The Purchaser shall have executed this Agreement and delivered the same to the Company.

b.     The Purchaser shall have delivered the original Note in accordance with Section 1(b) above.

c.     The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

d.     No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.     Conditions to The Purchaser’s Obligation to Purchase. The obligations of the Purchaser hereunder are subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

a.     The Company shall have executed this Agreement and delivered the same to the Purchaser.

b.     The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

c.     No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

d.     No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

9.     Miscellaneous.

a.     Replacement of Securities. If any certificate or instrument evidencing any securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The holder/applicant(s) for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

b.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Purchaser waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

c.     Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

d.     Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

e.     Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f.     Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Purchaser.

g.     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable national courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:
Arkados Group, Inc.
Attn: Terrence DeFranco

211 Warren Street, Suite 320

Newark, NJ 07103

With a copy by fax only to (which copy shall not constitute notice):

LKP Global Law, LLP

1901 Avenue of the Stars

Los Angeles, CA 90087

Attn: Kevin Leung

If to the Purchaser:

To the address first set forth in the Purchaser Signature and Subscription Page of this Agreement.

Each party shall provide notice (in accordance with the requirements of this provision) to the other party of any change in address.

h.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

i.      Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

j.      Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

k.     Publicity. The Company shall have the right to make, without prior approval, any SEC, OTC or FINRA filings, or any other public statements with respect to the transactions contemplated hereby as is required by applicable law and regulations.

l.      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n.     Remedies. Each of the parties acknowledges that a breach by it of its obligations hereunder will cause immediate and irreparable harm to the other party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK SIGNATURE PAGES FOLLOW]

COMPANY SIGNATURE PAGE

TO ARKADOS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ARKADOS GROUP, INC.

By:	/s/ Terrence DeFanco
Terrence DeFranco
President and Chief Executive Officer

[PURCHASER SIGNATURE AND SUBSCRIPTION PAGE TO FOLLOW]

PURCHASER SIGNATURE AND SUBSCRIPTION PAGE TO ARKADOS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Instructions: Please complete Section 1 through Section 4 below.

PURCHASER:

Section 1

INVESTOR INFORMATION AND SUBSCRIPTION:

(choose one alternative by placing “X” in box):

☐ (if entity):

Entity Name:	(must be exact legal name)

By:
(Signature)

Name(Printed):

Title:

Entity Taxpayer Identification Number:

Email Address of Authorized contact:

☐ (if individual):	☐ (if joint ownership with individual named):

By:		By:
	(Signature)		(Signature)

Name(Printed):	Name(Printed):

SSN:	SSN:

Section 2:

ADDRESS, FACSIMILE, EMAIL FOR NOTICE (SECTION 7(G)) TO PURCHASER:

Section 3:

ADDRESS FOR DELIVERY OF SECURITIES TO PURCHASER (if different from Section 2 above):

Section 4:

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Number of Shares Purchased:	[169,886]

Consideration:	Cancellation of all indebtedness under the Note, full settlement of all Note Obligations, and termination of the Note, as set forth in Section 1 of the Agreement

PURCHASER SIGNATURE AND SUBSCRIPTION PAGE
TO ARKADOS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Instructions: Please complete Section 1 through Section 4 below.

PURCHASER:

Section 1

INVESTOR INFORMATION AND SUBSCRIPTION:

(choose one alternative by placing “X” in box):

☐ (if entity):

Entity Name:	(must be exact legal name)

By:
(Signature)

Name(Printed):

Title:

Entity Taxpayer Identification Number:

Email Address of Authorized contact:

☑ (if individual):	☐ (if joint ownership with individual named):

(Signature)	By:
(Signature)

Name(Printed):	Name(Printed):

SSN:	SSN:

19

Section 2:

ADDRESS, FACSIMILE, EMAIL FOR NOTICE (SECTION 7(G)) TO PURCHASER:

Section 3:

ADDRESS FOR DELIVERY OF SECURITIES TO PURCHASER (if different from Section 2 above):

Section 4:

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Number of Shares Purchased:	[169,886

Consideration:	Cancellation of all indebtedness under the Note, full settlement of all Note Obligations, and termination of the Note, as set forth in Section 1 of the Agreement